                                                                          EX-12

                                                        ROSE HILLS COMPANY
                                                RATIO OF EARNINGS TO FIXED CHARGES
                                                       (Dollars in Millions)

                                                             12 Months                                       Period
                                                             Satellite                                       Ended
                                       Mortuary   Cemetery   Properties                                      Satellite
                                       12/31/95   12/31/95   12/31/95    Pro Forma     Mortuary    Cemetery  Properties
                                        Actual     Actual     Actual     12/31/95      11/18/96    11/18/96   11/18/96
                                       --------   --------    --------   --------      --------    --------  ----------

Ratio of Earnings to Fixed Charges

Earnings:
  Income (loss) before income taxes    $2.3       $2.2         $0.4       ($9.1)        ($0.4)      $2.1       $0.1
  Add: Fixed Charges, net               2.4        0.2          1.1        16.4           1.5        0.1        0.9
                                       --------   --------    --------   --------      --------    --------  ----------

       Income (loss) before income
        taxes and fixed charges,
        net                             4.7        2.4          1.5         7.3           1.1        2.2        1.0
                                       --------   --------    --------   --------      --------    --------  ----------

Fixed Charges:
  Total interest expense (1)            2.4        0.2          0.9        16.4           1.5        0.1        0.8
  Discount/Premium to any
    indebtedness                        0.0        0.0          0.0         0.0           0.0        0.0        0.0
  Interest factor in rents              0.0        0.0          0.0         0.0           0.0        0.0        0.1
                                       --------   --------    --------   --------      --------    --------  ----------
     Total fixed charges                2.4        0.2          0.9        16.4           1.5        0.1        0.9
                                       --------   --------    --------   --------      --------    --------  ----------

Ratio of Earnings to Fixed Charges      1.96      12.00         1.67        ---           ---      22.00       1.11
  (Ratio must be greater than one
   to one)

   Coverage Deficiency (Excess)       ($2.3)     ($2.3)       ($0.6)      $9.1           $0.4      ($2.1)     ($0.1)

                                        Rose Hills
                                         Company
                                         Period
                                         Ended
                                        11/19/96
                                           to      Pro Forma
                                        12/31/96   12/31/96
                                        --------   --------

Ratio of Earnings to Fixed Charges

Earnings:
  Income (loss) before income taxes    ($0.7)     ($9.4)
  Add: Fixed Charges, net                2.0       16.2
                                       -------   --------

       Income (loss) before income
        taxes and fixed charges,
        net                              1.3        6.8
                                       -------   --------

Fixed Charges:
  Total interest expense (1)             2.0       16.1
  Discount/Premium to any
    indebtedness                         0.0        0.0
  Interest factor in rents               0.0        0.1
                                       -------   --------
     Total fixed charges                 2.0       16.2
                                       -------   --------

Ratio of Earnings to Fixed Charges        ---       ---
  (Ratio must be greater than one
   to one)

   Coverage Deficiency (Excess)         $0.7      ($9.4)


                                                 ROSES, INC. AND SUBSIDIARIES
                                              RATIO OF EARNINGS TO FIXED CHARGES
                                                     (Dollars in Millions)

                                                                                    Period Ended   Three Months Ended
                                                                                     November 18,   Combined  Company
                                       12/31/92   12/31/93    12/31/94   12/31/95        1996      03/31/96  03/31/97
                                       --------   --------    --------   --------      --------    --------  ----------

Ratio of Earnings to Fixed Charges

Earnings:
  Income (loss) before income taxes    ($0.1)      $0.8         $2.2        $2.3         ($0.4)      $1.3       $1.0
  Add: Fixed Charges, net                2.7        2.1          2.1         2.4           1.4        0.4        3.9
                                       --------   --------    --------   --------      --------    --------  ----------

       Income (loss) before income
        taxes and fixed charges,
        net                              2.6        2.9          4.3         4.7           1.0        1.7        4.9
                                       --------   --------    --------   --------      --------    --------  ----------
Fixed Charges:
  Total interest expense (1)             2.7        2.1          2.1         2.4           1.4        0.4        3.9
  Discount/Premium to any
    indebtedness                         0.0        0.0          0.0         0.0           0.0        0.0        0.0
  Interest factor in rents               0.0        0.0          0.0         0.0           0.0        0.0        0.0
                                       --------   --------    --------   --------      --------    --------  ----------
     Total fixed charges                 2.7        2.1          2.1         2.4           1.4        0.4        3.9
                                       --------   --------    --------   --------      --------    --------  ----------

Ratio of Earnings to Fixed Charges        ---       1.38         2.05        1.96           ---      4.25        1.26
  (Ratio must be greater than one
   to one)

   Coverage Deficiency (Excess)         $0.1      ($0.8)       ($2.2)     ($2.3)          $0.4      ($1.3)     ($1.0)



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
                                                                                    Exhibits 12

                                            ROSES HILLS MEMORIAL PARK ASSOCIATION AND
                                                 WORKMAN MILL INVESTMENT COMPANY
                                                RATIO OF EARNINGS TO FIXED CHARGES
                                                     (Dollars in Millions)


                                                                                    Period Ended
                                                                                     November 18
                                       12/31/92   12/31/93    12/31/94   12/31/95        1996
                                       --------   --------    --------   --------      --------

Ratio of Earnings to Fixed Charges

Earnings:
  Income (loss) before income taxes    $1.6       $0.2         $1.4        $2.2          $2.1
  Add: Fixed Charges, net               0.5        0.0          0.2         0.2           0.1
                                       --------   --------    --------   --------      --------

       Income (loss) before income
        taxes and fixed charges,
        net                             2.1        0.2          1.6         2.4           2.2
                                       --------   --------    --------   --------      --------

Fixed Charges:
  Total interest expense                0.5        0.0          0.2         0.2           0.1
  Discount/Premium to any
    indebtedness                        0.0        0.0          0.0         0.0           0.0
  Interest factor in rents              0.0        0.0          0.0         0.0           0.0
                                       --------   --------    --------   --------      --------
     Total fixed charges                0.5        0.0          0.2         0.2           0.1
                                       --------   --------    --------   --------      --------

Ratio of Earnings to Fixed Charges      4.20      --            8.0       12.00         22.00
  (Ratio must be greater than one
   to one)

   Coverage Deficiency (Excess)       ($1.6)     ($0.2)       ($1.4)     ($2.3)         ($2.1)
